Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In March 2013, we completed the share purchase agreement entered into in January 2013 (the “Cytochroma Agreement”) to acquire the net assets of Cytochroma Inc. (“Cytochroma), a corporation located in Markham, Canada, whose two lead products, both in Phase 3 development, are coded CTAP101 Capsules, a vitamin D prohormone to treat secondary hyperparathyroidism in patients with stage 3 or 4 chronic kidney disease and vitamin D insufficiency, and Fermagate Tablets, a non-absorbed phosphate binder to treat hyperphosphatemia in dialysis patients (the “Cytochroma Acquisition”). The transaction closed on March 4, 2013.

We entered into the Cytochroma Agreement with OPKO IP Holdings, Inc. a limited company organized under the laws of Cayman Islands, our indirect wholly-owned subsidiary (the “Buyer”), Cytochroma Inc., a corporation organized under the laws of Ontario (the “Seller”), Cytochroma Holdings ULC, an unlimited liability company organized under the laws of Alberta (“Holdings”), Cytochroma Canada Inc., a corporation organized under the laws of Canada (together with Seller and Holdings, the “Seller Parties”), Cytochroma Development Inc., a corporation organized under the laws of Barbados (“Development”), Proventiv Therapeutics, LLC, a Delaware limited liability company (“Proventiv”), and Cytochroma Cayman Islands, Ltd., a limited company organized under the laws of Cayman Islands (“Cayman Newco”).

Pursuant to the Cytochroma Agreement, the Buyer purchased from the Seller the issued and outstanding equity securities of Cayman Newco and Proventiv in exchange for 20,517,030 shares of our Common Stock, par value $0.01 per share, with a closing value of $146.9 million based on the closing sales price per share of our Common Stock, as reported by the New York Stock Exchange (“NYSE”) on the actual closing date of the acquisition of $7.16 per share. The number of shares issued was based on the volume-weighted average price per share of our Common Stock as reported on the NYSE for the ten trading days immediately preceding the date of the Cytochroma Agreement, or $4.874 per share (the “Stock Consideration”). In connection with the Cytochroma Agreement, we issued 20,517,030 shares of our Common Stock to the Seller Parties at the closing.

In addition, the Cytochroma Agreement provides for the payment of up to an additional $190.0 million to the Seller Parties in cash or additional shares of our Common Stock, at the Buyer’s election, upon the achievement of certain milestones relating to development and annual revenue (the “Milestone Consideration”). If we elect to pay any portion of the Milestone Consideration in shares of our Common Stock, the amount of shares to be issued will be based on the volume-weighted average price per share of our Common Stock as reported on the NYSE or any other exchange system or market quotation system on which we are then listed for the ten trading days immediately preceding: (i) the milestone being achieved in the case of development milestones; or (ii) the earlier of the completion of the audit of our financial statements or the 105th day after the end of the applicable calendar year in the case of revenue milestones. In certain circumstances, the payment of the Milestone Consideration shall be made by us in cash, including if payment in shares of our Common Stock would trigger an obligation to obtain the approval of our shareholders under applicable securities laws or NYSE regulations. In addition, we have the ability to off-set the payment of any Milestone Consideration by the amount of our potential indemnity claims under the Cytochroma Agreement.

The following unaudited pro forma financial statements of the Company are presented to comply with Article 11 Regulation S-X and follow proscribed SEC guidelines. The historical condensed consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the Company.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012, presents pro forma effects of the transaction as if the acquisition had occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2011 and the nine months ended September 30, 2012, present the pro forma effects as if the acquisition occurred on January 1, 2011.

The unaudited pro forma financial statements are presented for informational purposes only and do not purport to present what the Company’s results would have been had the acquisition actually occurred on the dates presented or to project the Company’s results from operations or financial position for any future period. These unaudited pro forma financial statements and accompanying notes should be read together with the Company’s audited consolidated financial statements and the accompanying notes, as of and for the fiscal year ended December 31, 2011 and the Company’s unaudited consolidated financial statements and the accompanying notes as of and for the three and nine months ended September 30, 2012.

OPKO Health, Inc. and subsidiaries

Pro-Forma Condensed Consolidated Balance Sheets

As of September 30, 2012 (unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. As reported	Cytochroma Canada Inc. (g)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$23,428	$8,800	$(8,800)	(f)	$23,428
Marketable securities	18,923	—	—		18,923
Accounts receivable, net	19,142	—	—		19,142
Inventories, net	21,488	—	—		21,488
Prepaid expenses and other current assets	5,004	1,660	—		6,664
Current assets of discontinued operations	—	—	—		—

Total current assets	87,985	10,460	(8,800)		89,645
Property and equipment, net	12,845	487	—		13,332
Intangible assets, net	82,586	417	(417)	(d)	274,326
			191,740	(d)
Goodwill	49,738	—	1,179	(d)	50,917
Investments, net	14,998	—	—		14,998
Other assets	1,870	1,804	—		3,674

Total assets	$250,022	$13,168	$183,702		$446,892

LIABILITIES, SERIES D PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,238	$1,756	$—		$8,994
Accrued expenses	21,794	402	—		22,196
Current portion of lines of credit and notes payable	17,408	1,999	(1,999)	(f)	17,408
Current liabilities of discounted operations	1	—	—		1

Total current liabilities	46,441	4,157	(1,999)		48,599
Other long-term liabilities, principally contingent consideration and deferred tax liabilities	32,930	8,571	(8,571)	(f)	32,930
			47,810	(e)	47,810

Total liabilities	79,371	12,728	37,240		129,339

Commitments and contingencies:
Series D Preferred Stock - $0.01 par value, 2,000,000 shares authorized; 1,129,032 shares and 1,129,032 shares issued and outstanding (liquidation value of $30,035 and $28,355) at September 30, 2012 and December 31, 2011, respectively	24,386	—	—		24,386
Shareholders’ equity:
Series A Preferred Stock - $0.01 par value, 4,000,000 shares authorized; no shares issued or outstanding at September 30, 2012 or December 30, 2011	—	—	—		—
Series C Preferred Stock - $0.01 par value, 500,000 shares authorized; no shares issued or outstanding at September 30, 2012 or December 30, 2011	—	—	—		—
Common Stock - $0.01 par value, 500,000,000 shares authorized; 298,151,813 shares and 297,503,033 shares issued at September 30, 2012 and December 30, 2011, respectively	2,982	144,306	(144,306)	(b)	3,187
			205	(a)
Treasury Stock - 2,293,326 shares and 2,488,477 shares at September 30, 2012 and December 31, 2011, respectively	(7,457)	—	—		(7,457)
Warrants	—	9,034	(9,034)	(b)	-
Additional paid-in capital	529,958	240	(240)	(b)	676,655
			146,697	(a)
Accumulated other comprehensive income	9,004	—	—		9,004
Accumulated deficit	(388,222)	(153,140)	153,140	(b)	(388,222)

Total shareholders’ equity	146,265	440	146,462		293,167

Total liabilities, Series D Preferred Stock, and shareholders’ equity	$250,022	$13,168	$183,702		$446,892

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

OPKO Health, Inc. and subsidiaries

Pro-Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2012

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. As reported	Cytochroma Canada Inc. (g)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Product sales	$30,051	$—	$—		$30,051
Other revenue	732	6,544	—		7,276

Total revenues	30,783	6,544	—		37,327
Cost of goods sold, excluding amortization of intangible assets	19,028	—	—		19,028

Gross margin, excluding amortization of intangible assets	11,755	6,544	—		18,299

Operating expenses:
Selling, general and administrative	17,428	2,548	—		19,976
Research and development	12,942	6,471	—		19,413
Contingent consideration	2,665	—	—		2,665
Other operating expenses, principally amortization of intangible assets	6,277	209	16	(c)	6,502

Total operating expenses	39,312	9,228	16		48,556

Operating loss from continuing operations	(27,557)	(2,684)	(16)		(30,257)

Other income and (expense), net:
Interest income	123	47	—		170
Interest expense	(975)	(2,131)	2,131	(f)	(975)
Other income (expense), net	1,279	133	—		1,412

Other income and (expense), net	427	(1,951)	2,131		607

Loss from continuing operations before income taxes and investment losses	(27,130)	(4,635)	2,115		(29,650)
Income tax (benefit) provision	89	(726)	—		(637)

Loss from continuing operation before investment losses	(27,219)	(3,909)	2,115		(29,013)
Loss from investments in investees	(1,464)	—	—		(1,464)

Loss from continuing operations	(28,683)	(3,909)	2,115		(30,477)
Income (loss) from discontinued operations, net of tax	183	—	—		183

Net loss	(28,500)	(3,909)	2,115		(30,294)
Net loss and comprehensive loss attributable to non-controlling interests	—	(10)	—		(10)
Preferred stock dividend	(1,680)	—	—		(1,680)

Net loss attributable to common shareholders	$(30,180)	$(3,899)	$2,115		$(31,964)

Loss per share, basic and diluted:
Loss from continuing operations	$(0.10)				$(0.10)
Income (loss) from discontinued operations	0.00				0.00

Net loss per share	$(0.10)				$(0.10)

Weighted average number of common shares outstanding, basic and diluted	297,762,469		20,517,030		318,279,499

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

OPKO Health, Inc. and subsidiaries

Pro-Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2011

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. As reported	Cytochroma Canada Inc. (g)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Product sales	$27,844	$—	$—		$27,844
Other revenue	135	1,439	—		1,574

Total revenues	27,979	1,439	—		29,418
Cost of goods sold, excluding amortization of intangible assets	17,243	—	—		17,243

Gross margin, excluding amortization of intangible assets	10,736	1,439	—		12,175

Operating expenses:
Selling, general and administrative	19,169	4,320	—		23,489
Research and development	11,352	7,416	—		18,768
Other operating expenses, principally amortization of intangible assets	3,404	985	21	(c)	4,410

Total operating expenses	33,925	12,721	21		46,667

Operating loss from continuing operations	(23,189)	(11,282)	(21)		(34,492)

Other income and (expense), net:
Interest income	288	53	—		341
Interest expense	(1,005)	(1,156)	1,156	(f)	(1,005)
Other income (expense), net	(327)	(104)	—		(431)

Other income and (expense), net	(1,044)	(1,207)	1,156		(1,095)

Loss from continuing operations before income taxes and investment losses	(24,233)	(12,489)	1,135		(35,587)
Income tax benefit	(19,358)	(775)	—		(20,133)

Loss from continuing operation before investment losses	(4,875)	(11,714)	1,135		(15,454)
Loss from investments in investees	(1,589)	—	—		(1,589)

Loss from continuing operations	(6,464)	(11,714)	1,135		(17,043)
Income (loss) from discontinued operations, net of tax	5,181	—	—		5,181

Net loss	(1,283)	(11,714)	1,135		(11,862)
Net loss and comprehensive loss attributable to non-controlling interests	—	(199)	—		(199)
Preferred stock dividend	(2,379)	—	—		(2,379)

Net loss attributable to common shareholders	$(3,662)	$(11,515)	$1,135		$(14,042)

Loss per share, basic and diluted:
Loss from continuing operations	$(0.03)				$(0.05)
Income (loss) from discontinued operations	0.02				0.02

Net loss per share	$(0.01)				$(0.03)

Weighted average number of common shares outstanding, basic and diluted	280,673,122		20,517,030		301,190,152

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Notes:

(a)	Reflects the consideration paid at closing representing $146.9 million in OPKO Common Stock.
(b)	Reflects the elimination of Cytochroma Canada Inc. equity capital
(c)	The pro forma amortization expense assumes the transaction closed on January 1, 2011.
(d)	The following table reflects the estimated fair value of the acquired intangible assets determined in the initial purchase price allocation,which is preliminary and subject to change:

Intangible asset	Purchase price allocation	Estimated useful life
In-process research and development	$191,530	Indefinite
Patents	210	10 years
Goodwill	1,179	Indefinite

TOTAL	$192,919

(e)	Reflects the estimated contingent consideration to be paid to the sellers upon the achievement of certain milestones. This amount represents the estimated fair value of the contingent consideration, which is preliminary and subject to change.
(f)	The Buyer purchased the net assets of Cytochroma Inc. The adjustment is required to remove those assets and liabilities that relate to other entities within the consolidated Cytochroma Canada, Inc. that were not acquired.
(g)	All amounts for Cytochroma Canada Inc. have been translated into U.S. dollars from Canadian dollars.